UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1 TO FORM 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2013
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 College Blvd., Suite 102. Oceanside, California	92057
(Address of principal executive offices)	(Zip Code)

  (714) 423-0701

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Current Report on Form 8-K is being made in response to that certain comment letter dated September 23, 2013 from the Securities and Exchange Commission regarding clarification of disclosure.

SECTION 4 MATTERS RELATED TO ACCOUNTTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 Changes in Registrant's Certifying Accountant

Citadel EFT Inc., a Nevada corporation (the “Company”) has engaged Keeton CPA (“Keeton”) as its principal independent registered public accounting firm effective September 16, 2013.  Concurrent with this appointment, the Company has accepted the resignation of Malone Bailey LLP (Malone Bailey”), effective September 17, 2013. The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

The report of Malone Bailey on the Company’s financial statements for fiscal years ended September 30, 2012 and September 30, 2011 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.  During the Company’s fiscal year ended September 30, 2012 and during the subsequent period through to the date of Malone Bailey's resignation, there were no disagreements between the Company and Malone Bailey, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Malone Bailey, would have caused Malone Bailey to make reference thereto in its report on the Company’s audited financial statements.

The Company has provided Malone Bailey with a copy of this amendment to Current Report on Form 8-K and has requested that Malone Bailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Malone Bailey agrees with the statements made in this amendment to Current Report on Form 8-K with respect to Malone Bailey and, if not, stating the aspects with which they do not agree.  The Company has received the requested letter from Malone Bailey wherein they have confirmed their agreement to the Company’s disclosures in this amendment to Current Report with respect to Malone Bailey. A copy of Malone Bailey's letter is filed as an exhibit to an amendment to this Current Report.

SECTION 8-OTHER EVENTS

Item 8.01- Other Events

We engaged Paul Marquez and Daniel Jordan of nationalbizval.com to evaluate the asset Mr Joseph Riad is placing in the company in exchange for preferred and common shares of Citadel EFT Inc. Mr Joseph Riad is placing 5 US Treasury Bonds, backed by the full faith and backing of the United States government, into the company for the consideration of common and preferred shares of Citadel EFT Inc.

Before we began the process we informed John Malone that we were doing an evaluation by this company of these bonds and these appraisers. John Malone, in an email, said that he was comfortable with the qualifications these appraisers have.

They provided us with a 99 page report, (with no watermarks and it was not a draft) of their findings dated September 1, 2013.

(a) The disagreement was the value John Malone placed on the value of the US Treasury Bonds, which contradicted the professional appraisal preformed. The disagreement with John Malone remains unresolved.

(b) The board of directors discussed the subject matter of this disagreement with the former accountant

(c) The registrant has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of this disagreement.

We had another appraiser by the name of John Misuraca, of Avalon Advisors, look at the appraisal performed by Paul Marquez and Daniel Jordan to make sure it met SEC US GAAP rules. In an email to us and to Paul Marquez, he approved and accepted the report.

The valuation report stated that each US Treasury Bond is valued at 140 million dollars when the coupon is attached. In this instance, all five coupons are attached.

Our contract with Mr. Joseph Riad is complete and we have issued him common and preferred shares of Citadel EFT Inc for the consideration of five US Treasury Bonds.

The value that the asset would bring to the books of Citadel EFT Inc is 700 million.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01-Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

16.1  Letter dated October 2, 2013 from Malone Bailey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: October 7, 2013	/s/ Gary DeRoss Name: Gary DeRoos Title: President/Chief Executive Officer